Exhibit 5.3

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 davispolk.com

February 25, 2026

Citigroup Global Markets Holdings Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Citigroup Global Markets Holdings Inc., a New York corporation (the “Company”), and Citigroup Inc., a Delaware corporation (the “Guarantor”), are filing with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), among other securities, debt securities of the Company (the “Debt Securities”) and the guarantees thereof by the Guarantor (the “Guarantees”) to be issued from time to time pursuant to the senior debt indenture dated as of March 8, 2016 as supplemented by the First Supplemental Indenture dated as of March 1, 2017, the Second Supplemental Indenture dated as of April 13, 2020, the Third Supplemental Indenture dated as of December 18, 2023 and the Fourth Supplemental Indenture dated as of January 9, 2026 (as may be supplemented from time to time and in effect as of the date hereof, the “Indenture”) among the Company, the Guarantor and The Bank of New York Mellon, as trustee (the “Trustee”). The Debt Securities include, among other securities, the Company’s Medium-Term Senior Notes, Series N (the “Notes”), and the Guarantee thereof, to be issued from time to time pursuant to the Indenture.

We, as your special products counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion. In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company and the Guarantor that we reviewed were and are accurate and (vii) all representations made by the Company and the Guarantor as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion, when (A) the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the Indenture, (B) in the case of Debt Securities represented by a master global note duly executed and authenticated in accordance with the Indenture, (i) such Debt Securities have been duly issued in accordance with the Indenture, (ii) the Trustee and/or a duly appointed paying agent has made, in accordance with instructions of the Company, appropriate entries or notations in its records

Citigroup Global Markets Holdings Inc.	2	February 25, 2026

relating to the master global note that represents such Debt Securities and (iii) such Debt Securities have been delivered in accordance with the applicable underwriting or other distribution agreement against payment therefor and (C) in the case of Debt Securities represented by a global note (other than a master global note), such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the Indenture and the applicable underwriting or other distribution agreement against payment therefor, such Debt Securities and the related Guarantee will constitute valid and binding obligations of the Company and the Guarantor, respectively, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that we express no opinion as to (x) the effect of fraudulent conveyance, fraudulent transfer or any similar provision of applicable law on the conclusions expressed above or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the Debt Securities to the extent determined to constitute unearned interest.

In connection with the opinion expressed above, we have assumed that, at or prior to the time of the delivery of any such Debt Securities, (i) the terms of such Debt Securities shall have been duly established under the Indenture, the Board of Directors (or a duly authorized committee thereof) of the Company shall have duly authorized the issuance and sale of such Debt Securities, the Board of Directors (or a duly authorized committee thereof) of the Guarantor shall have duly authorized the Guarantee thereof and, in each such case, such authorization shall not have been modified or rescinded; (ii) each of the Company and the Guarantor is, and shall remain, validly existing as a corporation in good standing under the laws of the State of New York and the State of Delaware, respectively; (iii) the Registration Statement shall have become effective and such effectiveness and the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, shall not have been terminated or rescinded; (iv) the Indenture, the Debt Securities and the Guarantee (collectively, the “Documents”) have been duly authorized, executed, authenticated (if applicable) and delivered by, and are each a valid, binding and enforceable agreement of, each party thereto (other than as expressly covered above in respect of the Company and the Guarantor); and (v) there shall not have occurred any change in law affecting the validity or enforceability of such Debt Securities or the related Guarantee. We have also assumed that the terms of any Debt Securities whose terms are established subsequent to the date hereof and the issuance, execution, delivery and performance by the Company and the Guarantor of any such Debt Securities and the related Guarantee (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company or the Guarantor.

In connection with our opinion above, we note that, as of the date of this opinion, a judgment for money in an action based on Debt Securities payable in foreign currencies in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency in which a particular Debt Security is payable into United States dollars will depend upon various factors, including which court renders the judgment.

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We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, except that we express no opinion as to (i) any law, rule or regulation that is applicable to the Company or the Guarantor, the Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the prospectus and prospectus supplement, which are a part of the Registration Statement. In addition, if a pricing supplement relating to the offer and sale of any particular Note or Notes is prepared and filed by the Company with the Commission on this date or a future date and the pricing supplement contains a reference to us and our opinion substantially in the form set forth below, this consent shall apply to the reference to us and our opinion in substantially such form:

“In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Global Markets Holdings Inc., [when the notes offered by this pricing supplement have been executed and issued by Citigroup Global Markets Holdings Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor] [when the notes offered by this pricing supplement have been issued by Citigroup Global Markets Holdings Inc. pursuant to the indenture, the trustee and/or paying agent has made, in accordance with instructions from Citigroup Global Markets Holdings Inc., appropriate entries or notations in its records relating to the master global note that represents such notes and such notes have been delivered against payment therefor], such notes and the related guarantee of Citigroup Inc. will be valid and binding obligations of Citigroup Global Markets Holdings Inc. and Citigroup Inc., respectively, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (x) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the notes to the extent determined to constitute unearned interest. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, except that such counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to Citigroup Global Markets Holdings Inc. or Citigroup Inc., the indenture, the notes, the related guarantee (together with the indenture and the notes, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated February 25, 2026, which has been filed as an exhibit to the Registration Statement on Form S-3 by Citigroup Global Markets Holdings Inc. and Citigroup Inc. on February 25, 2026, that the Documents have been duly authorized, executed, authenticated (if applicable) and delivered by, and are each a valid,

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binding and enforceable agreement of, each party thereto (other than as expressly covered above in respect of Citigroup Global Markets Holdings Inc. and Citigroup Inc.) and that the terms of the notes and the issuance, execution, delivery and performance by Citigroup Global Markets Holdings Inc. and Citigroup Inc. of the notes and the related guarantee do not contravene, or constitute a default under, any judgment, injunction, order or decree or any agreement or other instrument binding upon Citigroup Global Markets Holdings Inc. or Citigroup Inc. [This opinion is also subject to the discussion, as stated in such letter, of the enforcement of notes denominated in a foreign currency.]”

In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP